UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 30, 2008

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400
Bellevue, WA 98006
(Address of principal executive offices)

(425) 373-0171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “SCOLR Pharma” refer to SCOLR Pharma, Inc., a Delaware corporation.

Item 1.02.  Termination of a Material Definitive Agreement.

On April 30, 2008, we entered into a Lease Termination and Surrender Agreement providing for termination of our lease agreement with Newport Corporate Center, LLC with respect to our principal corporate offices in Bellevue, Washington in exchange for aggregate payments from the landlord of $4.1 million. Under the terms of the agreement, Newport Corporate Center paid us $1.0 million upon execution of the agreement and agreed to pay the remaining $3.1 million when we vacate the premises.  The agreement requires us to vacate and surrender the premises by October 31, 2008.

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2008, SCOLR Pharma, Inc. announced its financial results for the three months ended March 31, 2008. A copy of the press release containing the announcement is attached to this current report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release, dated April 30, 2008.
99.2	SCOLR Pharma, Inc. press release, dated May 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: May 2, 2008	By:	/s/ Daniel O. Wilds
Daniel O. Wilds President and Chief Executive Officer